UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 22, 2006

Commission file number  1-13453

CRUZAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-1284057
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

222 Lakeview Avenue, Suite 1500, West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

(561) 655-8977
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 5.01 below is hereby incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger (as defined in Item 5.01 below), Cruzan International, Inc. (“Cruzan”) has delisted its common stock, par value $0.01 per share (“Common Stock”) from The American Stock Exchange as of the close of business on March 22, 2006. Cruzan is filing a Form 15 with the Securities and Exchange Commission to terminate the registration of such Common Stock.

Item 5.01 Changes in Control of Registrant.

On September 30, 2005, Cruzan entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with The Absolut Spirits Company, Incorporated, a Delaware corporation (“Absolut”), and Cruzan Acquisition, Inc., a newly-formed Delaware corporation and a direct wholly-owned subsidiary of Absolut (“Sub”). The Merger Agreement was previously filed by Cruzan on October 6, 2005, under a Form 8-K reporting Cruzan’s entry into a material definitive agreement.

Special Meeting of the Cruzan Stockholders

On March 17, 2006, 95.9% of Cruzan’s stockholders, including 88.5% of Cruzan’s unaffiliated stockholders, voted to adopt the Merger Agreement at a special meeting of stockholders. The results of the special meeting were previously filed by Cruzan on March 21, 2006, under a Form 8-K reporting other events.

Closing of the Merger Transaction

On March 22, 2006, Sub merged with and into Cruzan (the “Merger”), and Cruzan survived the Merger as a wholly-owned subsidiary of Absolut. At the effective time of the Merger, each share of Common Stock of Cruzan that was issued and outstanding immediately prior to the effective time was converted into the right to receive $28.37 in cash, without interest. As a result of the Merger, Absolut now owns 100% of the outstanding Common Stock of Cruzan. Cruzan issued a press release regarding the closing of the Merger on March 22, 2006, which is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

The aggregate merger consideration being paid by Absolut for the outstanding shares of Common Stock of Cruzan that were cancelled in the Merger and the outstanding vested stock options of Cruzan prior to the effective time of the Merger is approximately $80 million in cash. Funding of the aggregate merger consideration was supplied through a combination of Absolut’s working capital funds and working capital loans from Absolut’s parent, V&S Vin & Sprit AB (publ).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 In connection with the closing of the Merger, each of Donald L. Kasun, Leonard G. Rogers and Edward F. McDonnell resigned from the Board of Directors of Cruzan at the effective time of the Merger.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

99.1  Press Release of Cruzan International, Inc. issued March 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRUZAN INTERNATIONAL, INC.

Date: March 22, 2006	/s/ Jay S. Maltby
Jay S. Maltby
President